UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
December 3, 2010

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2361 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 769-3200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 3, 2010, Pro-Dex, Inc. (the “Company”) held its 2010 Annual Meeting.  The Company’s shareholders were asked to consider and vote upon the following two proposals:

1.	To elect five persons to serve as directors of the Company; and

2.	To ratify the appointment of Moss Adams, LLP as independent public accountants of the Company for the fiscal year ending June 30, 2011.

The results of the shareholder vote were as follows:

Proposal No. 1 Election of Directors	Votes For	Withheld

Michael Berthelot	900,937	37,716
William Healy	897,286	41,367
David Holder	902,137	36,516
George Isaac	908,828	29,825
Mark Murphy	903,297	35,356

	For	Against	Abstain
Proposal No. 2 —
Ratification of Accountants	2,186,966	23,445	1,944

As a result of the shareholder vote, (i) with respect to Proposal No. 1, Michael Berthelot, William Healey, David Holder, George Isaac, and Mark Murphy were elected to serve as directors, and (ii) Proposal No. 2 was approved.

Item 8.01  Other Events

On December 3, 2010, the Company’s Board of Directors elected William Healey as Chairman of the Board.  Mr. Healey, an independent director,  had previously been the Lead Director of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2010

Pro-Dex, Inc.
By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer